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                                                                      Exhibit n.
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                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form N-2 of our report dated April 16, 2003, relating to the statement of net assets of PIMCO High Income Fund as of April 15, 2003, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Independent Accountants" and "Financial Statements" in such Registration Statement.

 /s/  PricewaterhouseCoopers LLP
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   PricewaterhouseCoopers LLP
       New York, New York
         June 13, 2003